Exhibit 1

SCHEDULE A

Executive Officers, Directors and Control Persons of the Reporting Persons

The following are each of the executive officers and directors or person holding equivalent positions of Weichai Power Hong Kong International Development Co., Limited and their respective principal occupation or employment and citizenship. Unless otherwise indicated, the principal business address of each of the individuals listed below is Unit 2102-03 China Merchants Tower, Shun Tak Center, 168-200 Connaught Road Central, Hong Kong.

Name	Principal Occupation	Citizenship
Board of Directors
Li Wang	Director	PRC
Yunyun Hu	Director	PRC
Cuiping Wang	Director	PRC

The following are each of the executive officers and directors or person holding equivalent positions of Weichai Power Co., Ltd. and their respective principal occupation or employment and citizenship. Unless otherwise indicated, the principal business address of each of the individuals listed below is Section A 197, Fu Shou East Street, High Technology Industrial Development Zone, Weifang, Shandong Province, The People’s Republic of China, 261061.

Name	Principal Occupation	Citizenship
Board of Directors
Ma Changhai	Chairman of the Board	PRC
Wang Decheng	Executive Director	PRC
Huang Weibiao	Executive Director	PRC
Sun Shaojun	Executive Director	PRC
Yuan Hongming	Executive Director	PRC
Ma Xuyao	Executive Director	PRC
Zhang Liangfu	Non-Executive Director	PRC
Richard Robinson Smith	Non-Executive Director	Germany / United States
Michael Martin Macht	Non-Executive Director	Germany
Jiang Yan	Independent Director	PRC
Chi Deqiang	Independent Director	PRC
Zhao Fuquan	Independent Director	United States
Xu Bing	Independent Director	PRC
Tao Hua’an	Independent Director	PRC
Executive Management
Wang Decheng	General Manager	PRC
Wang Cuiping	Chief Financial Officer	PRC
Guo Shenggang	Deputy General Manager	PRC
Cheng Guangxu	Deputy General Manager	PRC
Zhi Baojing	Deputy General Manager	PRC
Ding Yingdong	Deputy General Manager	PRC
Wang Lingjin	Deputy General Manager	PRC
Wang Li	Secretary of the Board	PRC
Hu Yunyun	Company Secretary	PRC

The following are each of the executive officers and directors or person holding equivalent positions of Shandong Heavy Industry Group Co., Ltd. and their principal occupation or employment and citizenship. Unless otherwise indicated, the principal business address of each of the individuals listed below is #40-1 Yanzi Shan West Road, Jinan, Shandong, The People’s Republic of China, 250014.

Name	Principal Occupation	Citizenship
Board of Directors
Wang Zhijian	Chairman of the Board	PRC
Ye Jianjun	Director	PRC
Wang Yuejun	Employee Director	PRC
Yin Ke	External Director	PRC
Ding Huiping	External Director	PRC
Lu Yi	External Director	Singapore
Ning Xiangdong	External Director	PRC
Executive Management
Wang Zhijian	General Manager	PRC
Hu Haihua	Deputy General Manager	PRC
Zhang Gengsheng	Deputy General Manager	PRC
Ma Changhai	Deputy General Manager	PRC

INDEX TO EXHIBITS

Exhibit A

Amended and Restated Joint Filing Agreement, dated as of May 13, 2026, by and among Weichai Power Hong Kong International Development Co., Limited, Weichai Power Co., Ltd. and Shandong Heavy Industry Group Co., Ltd.

Exhibit B	The Subscription Agreement, dated as of August 29, 2018, by and between Ballard Power Systems Inc. and Weichai Power Co., Ltd. (incorporated by reference to Exhibit 99.2 of the Issuer’s Report on Form 6-K filed with the SEC on September 4, 2018)

Exhibit C	The Investor Rights Agreement, dated as of November 13, 2018, by and between Ballard Power Systems Inc. and Weichai Power Hong Kong International Development Co., Limited (incorporated by reference to Exhibit C of the Reporting Person’s Schedule 13D filed with the SEC on November 23, 2018)

Exhibit D

The Facility Letter, dated as of September 28, 2018, by and between Australia and New Zealand Banking Group Limited and Weichai Power Hong Kong International Development Co., Limited (incorporated by reference to Exhibit D of the Reporting Person’s Schedule 13D filed with the SEC on November 23, 2018)

Exhibit E

The Facility Letter, dated as of October 24, 2018, by and between Standard Chartered Bank (Hong Kong) Limited and Weichai Power Hong Kong International Development Co., Limited (incorporated by reference to Exhibit E of the Reporting Person’s Schedule 13D filed with the SEC on November 23, 2018)

Exhibit F	The Investor Rights Agreement, dated as of April 8, 2020, which amends and restates the Investor Rights Agreement dated as of November 13, 2018, by and between Ballard Power Systems Inc. and Weichai Power Hong Kong International Development Co., Limited

Exhibit G	The Power of Attorney of Weichai Power Co., Ltd., dated as of December 19, 2025, appointing Chenglong Sun as its authorized representative in respect of the filing of Schedule 13D amendments

Exhibit H	The Power of Attorney of Shandong Heavy Industry Group Co., Ltd., dated as of December 19, 2025, appointing Chenglong Sun as its authorized representative in respect of the filing of Schedule 13D amendments